UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-08174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey		08876
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2011 ( the “Closing Date”),Conolog Corporation (the “Company”) issued a promissory note in favor of Robert Benou in the principal amount of $65,000, consisting of amounts advanced by Mr. Benou to the Company on July 12, 2011 and July 18, 2011 (the “Note”). Mr. Benou is the Chief Executive Officer and Chairman of the Company. The advances were made by Mr. Benou to assist the Company in meeting short-term obligations. The Note is payable on demand and does not bear interest. The Note is subject to various default provisions (an “Event of Default”), and the occurrence of such an Event of Default will cause the outstanding principal amount under the Note, together with any and all other amounts payable under the Note, to become immediately due and payable to Mr. Benou.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in Item 1.01, on the Closing Date, the Company entered into the Note in favor of Mr. Benou. The Note is a debt obligation arising other than in the ordinary course of business which constitute direct financial obligations on the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	$65,000 Promissory Note dated July 28, 2011 issued by the Company in favor of Robert Benou

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Date: August 4, 2011	By:	/s/ Robert Benou

Name: Robert Benou
Title: Chief Executive Officer